UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

The original Form 8-K has been amended by this 8-K/A to replace the mistakenly filed Pooling and Servicing Agreement.

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2007

Impac Secured Assets Trust 2007-3
(Exact name of issuing entity as specified in its charter)

Impac Secured Assets Corp.
(Exact name of depositor as specified in its charter)

Impac Funding Corporation
(Exact name of sponsor as specified in its charter)

CALIFORNIA	333-139462-02	33-0715871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19500 Jamboree Road Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (949) 475-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits:

Exhibit No.	Description

1.1
Underwriting Agreement, dated April 19, 2007 among Impac Funding Corporation, Impac Secured Assets Corp., Impac Mortgage Holdings Inc., Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc. and Countrywide Securities Corporation.

Exhibit No.	Description

4.1
Pooling and Servicing Agreement, dated as of April 1, 2007 among Impac Secured Assets Corp., as depositor, Impac Funding Corporation, as master servicer and Deutsche Bank National Trust Company, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

IMPAC SECURED ASSETS CORP.

By:	/s/ Gretchen Verdugo
Name:	Gretchen Verdugo
Title:	EVP, CFO

Dated: May 25, 2007

EXHIBIT INDEX

Item 601 (a) of Regulation S-K Exhibit No.	Sequentially Numbered Description

1.1
Underwriting Agreement, dated April 19, 2007 among Impac Funding Corporation, Impac Secured Assets Corp., Impac Mortgage Holdings Inc., Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc. and Countrywide Securities Corporation.

4.1
Pooling and Servicing Agreement, dated as of April 1, 2007 among Impac Secured Assets Corp., as depositor, Impac Funding Corporation, as master servicer and Deutsche Bank National Trust Company, as trustee.